GENERAL CONTRACT FOR SERVICES

This Contract for Services is made effective as of May 30, 2014, by and between Esportclub, LLC, dba the Sports Club Nevada and Sportsbook Select LLC of 840 S Rancho Road Drive #4 Ste. 651, Las Vegas, Nevada 89106 (collectively “ESport”), and Cubed, Inc. of 830 S. Fourth Street, Las Vegas, Nevada 89101.

1. DESCRIPTION OF SERVICES. It is acknowledged that since May 5, 2014, Cubed, Inc. has been providing development services to ESport, and that Cubed, Inc. will continue, as necessary, to provide the services as described in the attached Exhibit A (collectively, the "Services") to ESport under the terms of this Agreement.

2. PAYMENT. Payment shall be made to Cubed, Inc., Las Vegas, Nevada 89101. ESport agrees to pay the sum of $200,000.00 as follows:

Event Payment Amount

Upon signing agreement $50,000.00

In 60 Days or Sooner $100,000.00

Acceptance by Nevada Gaming Board $50,000.00

If any invoice is not paid when due, interest will be added to and payable on all overdue amounts at 10 percent per year, or the maximum percentage allowed under applicable Nevada laws, whichever is less. ESport shall pay all costs of collection, including without limitation, reasonable attorney fees.

In addition to any other right or remedy provided by law, if ESport fails to pay for the Services when due, Cubed, Inc. has the option to treat such failure to pay as a material breach of this Contract, and may cancel this Contract and/or seek legal remedies.

3. TERM. This agreement shall continue until cancelled by either Party upon 90 days written notice to the other.

4. WORK PRODUCT OWNERSHIP. Any copyrightable works, ideas, discoveries, inventions, patents, products, or other information (collectively the "Work Product") developed in whole or in part by Cubed, Inc. in connection with the Services will be the exclusive property of Cubed, Inc. Upon request, ESport will execute all documents necessary to confirm or perfect the exclusive ownership of Cubed, Inc. to the Work Product.

5. CONFIDENTIALITY. Cubed, Inc., and its employees, agents, or representatives will not at any time or in any manner, either directly or indirectly, use for the personal benefit of Cubed, Inc., or divulge, disclose, or communicate in any manner, any information that is proprietary to ESport, other than as required by law. Cubed, Inc. and its employees, agents, and representatives will protect such information and treat it as strictly confidential. This provision will continue to be effective after the termination of this Contract. Any oral or written waiver by ESport of these confidentiality obligations which allows Cubed, Inc. to disclose ESport's confidential information to a third party will be limited to a single occurrence tied to the specific information disclosed to the specific third party, and the confidentiality clause will continue to be in effect for all other occurrences.

Upon termination of this Contract, Cubed, Inc. will return to ESport all records, notes, documentation and other items that were used, created, or controlled by Cubed, Inc. during the term of this Contract.

6. WARRANTY. Cubed, Inc. shall provide its services and meet its obligations under this Contract in a timely and workmanlike manner, using knowledge and recommendations for performing the services which meet generally acceptable standards in Cubed, Inc.'s community and region, and will provide a standard of care equal to, or superior to, care used by service providers similar to Cubed, Inc. on similar projects.

7. DEFAULT. The occurrence of any of the following shall constitute a material default under this Contract:

a.	The failure to make a required payment when due.
b.	The insolvency or bankruptcy of either party.
c.	The subjection of any of either party's property to any levy, seizure, general assignment for the benefit of creditors, application or sale for or by any creditor or government agency.
d.	The failure to make available or deliver the Services in the time and manner provided for in this Contract.

8. REMEDIES. In addition to any and all other rights a party may have available according to law, if a party defaults by failing to substantially perform any provision, term or condition of this Contract (including without limitation the failure to make a monetary payment when due), the other party may terminate the Contract by providing written notice to the defaulting party. This notice shall describe with sufficient detail the nature of the default. The party receiving such notice shall have 10 days from the effective date of such notice to cure the default(s). Unless waived in writing by a party providing notice, the failure to cure the default(s) within such time period shall result in the automatic termination of this Contract.

9. FORCE MAJEURE. If performance of this Contract or any obligation under this Contract is prevented, restricted, or interfered with by causes beyond either party's reasonable control ("Force Majeure"), and if the party unable to carry out its obligations gives the other party prompt written notice of such event, then the obligations of the party invoking this provision shall be suspended to the extent necessary by such event. The term Force Majeure shall include, without limitation, acts of God, fire, explosion, vandalism, storm or other similar occurrence, orders or acts of military or civil authority, or by national emergencies, insurrections, riots, or wars, or strikes, lock-outs, work stoppages. The excused party shall use reasonable efforts under the circumstances to avoid or remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes are removed or ceased. An act or omission shall be deemed within the reasonable control of a party if committed, omitted, or caused by such party, or its employees, officers, agents, or affiliates.

10. ARBITRATION. Any controversies or disputes arising out of or relating to this Contract shall be resolved by binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The parties shall select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Contract. In the event the parties are unable to agree to such a selection, each party will select an arbitrator and the two arbitrators in turn shall select a third arbitrator, all three of whom shall preside jointly over the matter. The arbitration shall take place at a location that is reasonably centrally located between the parties, or otherwise mutually agreed upon by the parties. All documents, materials, and information in the possession of each party that are in any way relevant to the dispute shall be made available to the other party for review and copying no later than 30 days after the notice of arbitration is served. The arbitrator(s) shall not have the authority to modify any provision of this Contract or to award punitive damages. The arbitrator(s) shall have the power to issue mandatory orders and restraint orders in connection with the arbitration. The decision rendered by the arbitrator(s) shall be final and binding on the parties, and judgment may be entered in conformity with the decision in any Las Vegas, Nevada court having jurisdiction. The agreement to arbitration shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceeding, the parties shall continue to perform their respective obligations under this Contract.

11. ENTIRE AGREEMENT. This Contract contains the entire agreement of the parties, and there are no other promises or conditions in any other agreement whether oral or written concerning the subject matter of this Contract. This Contract supersedes any prior written or oral agreements between the parties.

12. SEVERABILITY. If any provision of this Contract will be held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.

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13. AMENDMENT. This Contract may be modified or amended in writing by mutual agreement between the parties, if the writing is signed by the party obligated under the amendment.

14. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Nevada.

15. NOTICE. Any notice or communication required or permitted under this Contract shall be sufficiently given if delivered in person or by certified mail, return receipt requested, to the address set forth in the opening paragraph or to such other address as one party may have furnished to the other in writing.

16. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Contract shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Contract.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Nevada Sportsbook Select LLC

By: /s/ Pete Korner

Pete Korner, CEO

Esportclub, LLC

By: /s/ Pete Korner

Pete Korner, CEO

Cubed, Inc.

By: /s/ Joseph White

Joseph White, CEO

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Exhibit A

THE SERVICES THAT CUBED, INC. WILL PROVIDE ESPORT WILL COVER THE FOLLOWING THREE AREAS IN USING THE CUBED PLATFORM AND BE DIRECTED TO THE PARTICULAR COMPANY AS DETERMINED BY ITS CEO:

1)	THE PUBLISHING OF THE SPORTS BOOK ODDS TO PUBLIC SUBSCRIBERS THE DAY OF THE SPORTING EVENT. THE SUBSCRIPTION PRICE IS $24.95 PER MONTH AND THE REVENUE SHARE BETWEEN THE COMPANIES WILL BE 50/50 AFTER DEDUCTION OF DIRECT COSTS.

2)	THE CREATION OF SPORTS ACTION BINGO, WHICH IS A SPORTS PREDICTION CONTEST USING A BINGO GAME FORMAT WITH A PROGRESSIVE JACKPOT. THE INITIAL FORMAT WILL BE A FREEMIUM GAME WITH A 50/50 REVENUE SHARE AFTER DIRECT COSTS. ALL PATENTS AND TRADEMARKS WILL BE SHARED EQUALLY BETWEEN THE COMPANIES. THIS GAME WILL EVENTUALLY BE AN ACTUAL CASH GAMING ENDEAVOR, WHICH WILL REQUIRE NEVADA GAMING COMMISSION APPROVAL.

3)	EXCHANGE WAGERING WILL BE ACCOMPLISHED USING THE PATENT OF NEVADA SPORTSBOOK ALONG WITH A LICENSE BY THE NEVADA GAMING COMMISSION. CUBED WILL HAVE TO BE CERTIFIED BY NEVADA GAMING TO GEO FENCE THE STATE OF NEVADA TO PREVENT ANY GAMING ACTION TO BE DONE OUTSIDE OF THE STATE BORDERS. THIS APPLICATION WILL BE FREE TO USES BUT NEVADA SPORTS BOOK WILL PAY CUBED .0015 OF THE GROSS WAGERING AMOUNT BET THROUGH THE PLATFORM.

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